Exhibit B-19

                                                            Amended March 5,2001

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                      SOUTHERN MANAGEMENT DEVELOPMENT, INC.


                                   ARTICLE ONE

                                     Offices

          1.1 Registered Office and Agent. The Corporation shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.

          1.2 Other Offices. The Corporation may have offices at such place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.

                                  ARTICLE TWO

                             Shareholders' Meetings

          2.1. Place of Meetings. Meetings of the shareholders may be held on the call of the President at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver, or if no place is so specified, at the principal office of the Corporation.

          2.2. Annual Meetings. The annual meeting of shareholders shall be held on such date within 120 days following the close of the Corporation's fiscal year as shall be designated by the Board of Directors for the purpose of electing directors and transacting any and all business that may properly come before the meeting. At the annual meetings of the shareholders, the order of business shall be as determined by the Chairman of the meeting.

          2.3 Substitute Annual Meeting. In the event that such annual meeting is not held on the day designated pursuant to Section 2.2, the Board of Directors shall cause a meeting in lieu thereof to be held as soon as conveniently may be thereafter, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for special shareholders' meetings.

          2.4 Special Meetings. Special meetings of the shareholders shall be held at the principal office of the Corporation or at such other place as may be designated in the notice of said meetings upon call of the Board of Directors or of the Chailrnan of the Board of Directors or of the President, or of the Secretary or at the request in writing of two or more directors or of shareholders owning at least twenty-five percent (25%) of the issued and outstanding capital stock of the Corporation entitled to vote thereat.


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          2.5 Notice of Meetings. Unless waived as contemplated in Section 5.2 or by attendance at the meeting, either in person or by proxy, for any purpose other than to state, at the beginning of the meeting, an objection or objections to the transaction of business, a written or printed notice of each shareholders' meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date thereof except as may otherwise be required by law, either personally or by mail, by or at the direction of the President or Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code (the "Code") requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called. When a meeting is adjourned to another time or place, unless after the adjournment the Board fixes a new record date for the adjourned meeting as may be required pursuant to Section 2.9, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and if at the adjourned meeting business which might have been transacted on the original date of the meeting is transacted.

          2.6 Quorum. At all meetings of the shareholders, the presence, in person or by proxy, of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. The shareholders at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present to organize a meeting, the meeting may be adjourned pursuant to Section 2.9.

          2.7 Voting of Shares. Except as may otherwise be provided by the Articles of Incorporation or by agreement of the shareholders pursuant to
Section 2.12 hereof, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy. Cumulative voting shall not be permitted. If a quorum is present, a majority of the shares outstanding and entitled to vote which are represented at any meeting shall determine any matter coming before the meeting unless a different vote is required by statute, by the Articles of Incorporation or by these by-laws.

          2.8 Proxies. A shareholder entitled to vote pursuant to Section 2.7 may vote in person or by proxy executed in writing by the shareholder or by his attorney-in-fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the Secretary of the shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The Secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted, and reference by the Secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.




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          2.9 Adjournments. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned, except that if the meeting is adjourned to a date more than one hundred twenty (120) days after the date of the original meeting, the Board of Directors must fix a new record date and provide notice of the adjourned meeting to persons who are shareholders of the Corporation on the new record date. At any such reconvened meeting at which a quorum is represented or present, any business may be transacted which could have been transacted at the meeting which was adjourned.

          2.10 Action of Shareholders Without a Meeting. Subject to such further conditions as may be required by law, any action which may be taken at a meeting of the shareholders may be taken without a meeting if a written approval and consent, setting forth the action authorized, shall be signed by each of the shareholders entitled to vote on the date on which the last such shareholder signs such approval and consent and upon the filing of such approval and consent with the officer of the Corporation having custody of its books and records. Such approval and consent so filed shall have the same effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized.

          2.11 List of Shareholders. A complete list of the shareholders entitled to vote at an ensuing meeting of shareholders an'anged in alphabetical order with the address of, and the number and class and series, if any, of voting shares held by each shall be prepared by the Secretary, or other officer of the Corporation having charge of the stock ledger, and shall be produced and kept open at the time and place of the meeting and during the whole time of said meeting shall be open to the examination of any shareholder. If the requirements of this section have not been substantially complied with, the meeting shall, on the reasonable demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action take at such meeting.

          2.12 Shareholders' Agreements. In addition to those shareholders' agreements authorized by Official Code of Ga. Ann. Section 14-2-731 the holders of all the outstanding and issued stock of the Corporation may enter into an agreement or agreements among themselves, and the Corporation also, if so elected, concerning the rights and privileges of respective classes of stock (including but not limited to voting rights) and the transferability of the stock of the Corporation, and such agreement, where not otherwise contrary to law, shall be effective to establish the conditions of and methods of transferability of the stock of the Corporation to the extent attempted by said agreement.


                                  ARTICLE THREE

                             The Board of Directors

          3.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these by-laws, the Board of Directors may exercise all such powers of the CoIporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these by-laws directed or required to be exercised or done by the shareholders.


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          3.2 Number, Election and Term of Office. In accordance with these by-laws or the Articles of Incorporation, the number of directors of the Corporation shall be fixed by resolution of the shareholders from time to time, or, if so authorized in the Articles of Incorporation, by the Board of Directors. The number of directors may be changed from time to time by the shareholders, or, if so authorized in the Articles of Incorporation, by the Board of Directors. Except as provided in Section 3.4, the directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting. Each director, except in case of death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

          3.3 Removal. Any director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired tenn.

          3.4 Vacancies. A vacancy occurring in the Board of Directors, except by reason of removal of a director, may be filled for the unexpired term, and until the shareholders shall have elected a successor, by affirmative vote of a majority of the directors remaining in office though less than a quorum of the Board of Directors.

          3.5 Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors or the shareholders. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in that other capacity.

          3.6 Executive and other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an executive committee and one or more other committees, each consisting of two or more directors, each of which committees may act by a majority of its members. Such executive committee shall have and may exercise all the powers of the Board of Directors specified in these by-laws and otherwise existing in the management of the business and affairs of the Corporation when the Board is not meeting; and each other committee shall have such powers of the Board and otherwise as are provided in the resolution establishing such committee. To the extent specified by the Board of Directors or in the Articles of Incorporation, each committee shall have and may exercise all the power of the Board of Directors specified in these by-laws; however, notwithstanding anything to the contrary herein, committees established by the Board shall have no power: (1) to approve or propose to shareholders action that is required by the Code or these by-laws to be approved by shareholders (including, but not limited to, fundamental corporate changes such as merger, share exchange, dissolution and asset sales);
(2) to fill vacancies on the Board of Directors or any of its committees; (3) to amend the Articles of Incorporation or these by-laws; or (4) to approve a plan of merger not requiring shareholder approval.

                                  ARTICLE FOUR

                       Meetings of the Board of Directors

          4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after each annual meeting of shareholders or any meeting held in lieu thereof. In


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addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

          4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, or in his absence by the Secretary of the Corporation, or by any two directors in office at that time.

          4.3 Place of Meetings. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as is set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver.

          4.4 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the directors of the Corporation. Unless waived as contemplated in Section 5.2, the President or Secretary of the Corporation or any director thereof shall give notice to each director of each special meeting stating the time and place of the meeting. Such notice shall be given by mailing a notice of the meeting at least four (4) days before the date of the meeting, or by telephone, telegram, cablegram or personal delivery at least four (4) hours before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a director at a meeting shall constitute waiver of notice of such meeting, except where the director states, at the beginning of the meeting, his objection or objections to the transaction of business at the meeting.

          4.5 Quorum. At meetings of the Board of Directors, the presence of at least one-half (1/2) of the directors then in office (but not less than two (2) directors unless Georgia law otherwise permits) shall be necessary to constitute a quorum for the transaction of business.

          4.6 Vote Required for Action. Except as otherwise provided in this section or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors. Adoption, amendment and repeal of a by- law is provided for in Article Eleven of these by-laws. Vacancies in the Board of Directors may be filled as provided in Section 3.4 of these by-laws.

          4.7 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto shall be signed by all the directors and such written consent is filed with the minutes of the proceedings of the Board. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors.

          4.8 Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

          4.9 Telephone Conference Calls. Unless otherwise prohibited by the Articles of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hem each other, and participation in a meeting pursuant to this Section 4.9 shall constitute presence in person at such meeting.

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                                  ARTICLE FIVE


                                Notice and Waiver

          5.1 Procedure. Whenever these by-laws require notice to be given to any shareholder or director, the notice shall be given as prescribed in Official Code of Ga. Ann. Section 14-2-41 and Sections 2.5 or 4.4 for any shareholder or director, respectively. Whenever notice is given to a shareholder or director by mail, the notice shall be sent first- class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelop addressed to the shareholder or director at his address as it appears on the books of the Corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

          5.2 Waiver. Notice of a meeting need not be given to any shareholder or director who signs a waiver of such notice, in person or by proxy, either before or after the meeting. Unless otherwise required by law or by these by-laws, neither the business transacted nor the purpose of the meeting need be specified in the waiver. Attendance of a shareholder or director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when such shareholder or director attends such meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

                                   ARTICLE SIX

                                    Officers

          6.1 Number. The Executive Officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents as determined or designated by the Board of Directors, a Secretary and a Treasurer. The Board of Directors shall from time to time create and establish the duties of such other officers and elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the Corporation, but the Corporation shall not be required to have at any time any officers other than a President, Secretary and Treasurer. In the event that no Chairman of the Board is elected, the President shall perform all of the duties and assume all of the responsibilities assigned to the office of Chairman of the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary.

          6.2 Election and Term. All Executive Officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

          6.3 Compensation. The compensation of all Executive Officers of the Corporation shall be fixed by the Board of Directors.

          6.4 Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at any time with or without cause.


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          6.5 Powers and Duties. The Executive Officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Vice President or Vice Presidents, the Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such offices and shall generally assist the President, Secretary or Treasurer, respectively.

          Without limitation upon any of the foregoing:

                  (a) The Chairman of the Board shall be the chief executive officer of the Corporation and shall have general supervision of the affairs of the Corporation and full control of and responsibility for said affairs. He shall preside at the meetings of shareholders and at the meetings of the Board of Directors. The President shall have the powers and duties of the Chairman at all times in the absence of such Chairman.

                  (b) The President shall be the chief operational officer of the Corporation and shall have general supervision of the day-to-day affairs of the Corporation.

                  (c) The Secretary shall issue notices for and keep minutes of all corporate meetings and shall have charge of the corporate seal and of all corporate books, stock books and other like records of the Corporation.

                  (d) The Treasurer shall have custody and control of all funds and of all financial records of the Corporation.

                  (e) Except as is otherwise required by Official Code of Ga. Ann. Section 14- 2-1201, the Board of Directors by resolution and without shareholder approval may authorize any officer of officers of the Corporation to negotiate and execute contracts to buy, sell, lease or exchange or otherwise dispose of any and all of the real or personal property of the Corporation, and to negotiate and enter into loans to be secured by notes, pledges, deeds to secure debt, mortgages and/or other instruments encumbering the property of the Corporation.

          6.6 Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several officers of the Corporation shall have such other powers and duties as are provided for them in these by-laws or as may, from time to time, be prescribed by the Board of Directors or the Executive Committee or the Chairman of the Board.

          6.7 Bonds. The Board of Directors may by resolution require any or all of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

          6.8 Reimbursement by Officers. Any payments made to an officer of the Corporation such as salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment

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of each such amount disallowed. In lieu ofpayment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                  ARTICLE SEVEN

                                    Dividends

          7.1 Share Dividends. Unless otherwise provided in the Articles of Incorporation, shares may be issued as a share dividend pro rata and without consideration to the shareholders of the Corporation or to the shareholders of one or more classes or series. Shares of one class or series may not be issued as a share dividend in respect of another class or series unless authorized by the Articles of Incorporation or unless a majority of the votes entitled to be cast by the class or series to be issued approve the issue or unless there are no issued and outstanding shares of the class or series to be issued.

          7.2 Distribution to Shareholders. The Board of Directors shall not authorize any payment of any dividend or any distribution to the shareholders of the Corporation if such dividend or distribution would prevent the Corporation from paying and discharging its debts as they become due in the usual course of business or if the Corporation's total assets would be less than the sum of the total liabilities plus the amount that would be needed should the Corporation be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights would be superior to those shareholders receiving the distribution.

                                  ARTICLE EIGHT

                                     Shares

          8.1 Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the Corporation which may be issued and outstanding shall be as set forth from time to time in the Articles of Incorporation of the Corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the Corporation within the maximum authorized by the Articles of Incorporation and the minimum required by the Articles of Incorporation.

          8.2 Share Certificates. Interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the Corporation's books. Each certificate shall be signed by the President, or other chief executive officer, or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar other than the Corporation itself or an employee of the Corporation, the signature of any such officer may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the

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same effect as if the person or persons who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers.

          8.3 Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

          8.4 Transfer of Shares. Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen or destroyed, the provisions of Section 8.5 of these by-laws shall have been complied with.

          8.5 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

          8.6 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to received payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

          8.7 Record Date ifNone Fixed. If no record date is fixed, as provided in Section 8.6 of these by-laws, then the record date for any determination of shareholders which may be proper or required by law, shall be the date on which notice is mailed, in the case of a shareholders' meeting; the date on which the Board of Directors approves a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of shareholders, is to be taken.

                                  ARTICLE NINE

                     Indemnification and Interested Parties

          9.1 Indemnification

          (a) The Corporation shall indemnify its officers and directors for those amounts authorized under Article 8 Part 5 of the Code; provided, however, indemnification shall only be made upon compliance with the requirements of such statutory provisions and only in those circumstances in which indemnification is authorized under those provisions;

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provided further, however, that the Corporation may indemnify a director pursuant to Section 14-2-856 of the Code without shareholder approval.

          (b) The Corporation may purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such persons and incurred by such persons in any capacity, or arising out of such persons' status as described in Code Section 14- 2-851, whether or not the Corporation would have the power to indemnify such persons against such liability under the laws of the State of Georgia.

          (c) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding provided for hereunder in advance of a final disposition of the proceeding if the director submits to the Secretary of the Corporation a written request which complies with the requirements set forth in Code Section 14-2-853. The Secretary of the Corporation shall promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that such director has requested indemnification, and the determination of such director's entitlement to indemnification shall be made within a reasonable time after the receipt of such written request by the Board of Directors.

          (d) The indemnification and advancement of expenses provided by or granted pursuant to this Section 9.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          9.2 Interested Directors and Officers.

          (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be enjoined, set aside or give rise to an award of damages or other sanctions, in an action by a shareholder or by or in the right of the Corporation, on the grounds of an interest in the transaction of the director or any person with whom or which he has a personal, economic, or other association, if:

                  (1) such transaction is approved by the directors pursuant to Code Section 14- 2-862;

                  (2) such transaction is approved by the shareholders pursuant to Code Section 14-2-863; or

                  (3) the transaction, judged in the circumstances at the time of the commitment, is established to have been fair to the Corporation.

          (b) Except when the Board consists of less than tba'ee (3) directors, a majority (but not less than two) of all the "qualified directors" (as such term is defined in Section 14-2-862 of the Code) on the Board, or on the committee thereof, shall constitute a quorum for purposes of action that complies with Section 9.2(a)(1) of these by-laws. Director's action that otherwise complies with the Code and these by-laws is not affected by the presence or vote of a director who is not a "qualified director."





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                                   ARTICLE TEN

                                  Miscellaneous

          10.1 Inspection of Books and Records, The Board of Directors shall have power to determine which accounts, books and records ofthe Corporation shall be open to the inspection of shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

          10.2 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate, but unless otherwise so determined shall begin on the first day of January in each year and shall end on the last day of December in the same year.

          10.3 Seal. The seal of the Corporation shall consist of an impression bearing the name of the Corporation around the perimeter and the word "Seal" and such other information, including the year of incorporation, in the center thereof as is desired. In lieu thereof, the Corporation may use an impression or writing bearing the words "CORPORATE SEAL" enclosed in parentheses or scroll, which shall also be deemed the seal of the Corporation.

          10.4 Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

          10.5 Execution of Documents. No attestation by the Secretary or an Assistant Secretary shall be necessary to make any contract, conveyance or other document valid and legally binding which has been executed by and on behalf of the Corporation by an officer or officers thereunto duly authorized in the manner provided for in these by-laws.

                                 ARTICLE ELEVEN

                                   Amendments

          11.1 Power to Amend By-Laws. The Board of Directors shall have power to alter, amend or repeal these by-laws or adopt new by-laws, but any by-laws adopted by the Board of Directors may be altered, amended or repealed, and new by-laws adopted by the shareholders. The shareholders may prescribe that any by-law or by-laws adopted by them shall not be altered, amended or repealed by the Board of Directors.

          11.2 Conditions. Action taken by the shareholders with respect to by-laws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to by-laws shall be taken by an affirmative vote of a majority of all directors then holding office.



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
          I hereby certify that the foregoing Amended and Restated By-Laws were duly adopted by the Board of Directors of the Corporation as of March 5,2001.




                                                  Sam H. Dabbs, Jr.
                                                 Assistant Secretary

















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